Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Incentive Plan and 2025 Stock Incentive Plan of McGraw Hill, Inc. of our report dated June 5, 2025 with respect to the consolidated financial statements of McGraw Hill, Inc. included in Amendment No. 4 to the Registration Statement (Form S-1 No.333-288373), filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
New York, New York
July 23, 2025